UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  July 21, 2004

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300


Item 7(c): Exhibits
-------------------

        99.1     Press release dated July 21, 2004

Item 12:  Results of Operations and Financial Condition
-------------------------------------------------------

On July 21, 2004 TriCo Bancshares announced their quarterly earnings for the period ended June 30, 2004. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  July 21, 2004          By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated July 21, 2004

PRESS RELEASE                          Contact:   Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                  (530) 898-0300


     TRICO BANCSHARES ANNOUNCES RECORD HIGH EARNINGS IN SECOND QUARTER 2004
     ----------------------------------------------------------------------

CHICO, Calif. - (July 21, 2004) - TriCo Bancshares (NASDAQ: TCBK), parent company (the "Company") of Tri Counties Bank (the "Bank"), today announced record quarterly earnings of $4,847,000 for the quarter ended June 30, 2004. This represents a 13.9% increase when compared with earnings of $4,254,000 for the quarter ended June 30, 2003. Diluted earnings per share for the quarter ended June 30, 2004 increased 11.1% to $0.30 from $0.27 for the quarter ended June 30, 2003. Total assets of the Company increased $184 million (13.5%) to $1.545 billion at June 30, 2004 versus $1.361 billion at June 30, 2003. Total loans of the Company increased $226 million (26.5%) to $1.078 billion at June 30, 2004 versus $852 million at June 30, 2003. Total deposits of the Company increased $94 million (8.0 %) to $1.267 billion at June 30, 2004 versus $1.174 billion at June 30, 2003. Diluted earnings per share for the six months ended June 30, 2004 and 2003 were $0.59 and $0.52, respectively, on earnings of $9,624,000 and $7,867,000, respectively.

"Tri Counties Bank is the largest community bank in California headquartered north of Sacramento, and our strategy to expand our franchise by opening new branches in addition to acquiring other banks continues to be tremendously successful as indicated by our record high earnings," said Richard Smith, President and Chief Executive Officer. "In April of 2004 we opened another full-service branch in Turlock, Calif., which has already exceeded projections. Additionally, loan demand continues to be strong, the credit quality of our loan portfolio remains high, and our expansion into California's Central Valley has allowed us to increase sales of nondeposit investment products, and add households that enhance our source of low cost deposits, service charges and fee revenue."

The increase in earnings for the quarter ended June 30, 2004 over the year-ago quarter was due to a $2,825,000 (19.2%) increase in net interest income to $17,541,000, and a $388,000 (5.9%) increase in noninterest income to $6,942,000.
The increase in net interest income was due to a $228 million (28.4%) increase in average loan balances to $1.029 billion, and a 0.25% increase in fully tax-equivalent net interest margin to 5.27% during the quarter ended June 30, 2004 compared to the year-ago quarter.

The following table shows the components of noninterest income for the three-month periods ended June 30, 2004 and 2003, and the changes therein:

                                           Three Months Ended June 30,
                                                2004          2003       Change
     Service charges on deposit accounts       $ 3,407      $ 3,192      $ 215
     ATM fees and surcharges                       664          597         67
     Other service fees                            269          196         73
     Mortgage servicing valuation recovery         570           -         570
     Gain on sale of loans                         433        1,319       (886)
     Commissions on sale of
          nondeposit investment products           616          461        155
     Gain on sale of investments                    -           100       (100)
     Gain on sale of fixed assets                   89           -          89
     Gain on sale of other real estate             182           60        122
     Increase in cash value of life insurance      432          376         56
     Other noninterest income                      280          253         27
                                             ---------    ---------   ---------
     Total noninterest income                  $ 6,942      $ 6,554      $ 388

Service charges on deposit accounts, ATM fees and surcharges, and other service fees increased $355,000 (8.9%) to $4,340,000 during the quarter ended June 30, 2004 compared to $3,985,000 in the year-ago quarter. The increases in these categories are primarily due to an increase in number of customers as a result of the Bank's continued de-novo expansion and penetration of existing markets. The mortgage servicing valuation recovery and the decrease in gain on sale of loans are due to the slowdown in mortgage refinance activity that peaked in the middle of 2003. During the third quarter of 2003, when refinance activity was high, the Company recorded a $600,000 valuation allowance for its mortgage servicing portfolio. During the first quarter of 2004, as refinance activity slowed, the Company recovered $30,000 of the $600,000 valuation allowance. During the second quarter of 2004, as refinance activity continued to slow, the Company recovered the remaining $570,000 of this valuation allowance. As of June 30, 2004, the Company serviced $372 million of residential mortgage loans for others, $360 million of which is subject to potential valuation allowance. As of June 30, 2004, this servicing portfolio has an estimated market value of $3.7 million, and is recorded in the Company's consolidated financial statements at $3.5 million.

The increases in net interest income and noninterest income were partially offset by a $1,150,000 (767%) increase in provision for loan losses to
$1,300,000, and a $1,044,000 (7.3%) increase in noninterest expense to $15,412,000 in the quarter ended June 30, 2004 versus the year-ago quarter. The increase in provision for loan losses is mainly due to loan growth of $84 million during the quarter ended June 30, 2004 as loan quality remains high and loan charge-offs remain low. During the quarter ended June 30, 2004, net loan charge-offs were $67,000 or 0.026% of average outstanding loans on an annualized basis. As of June 30, 2004, nonperforming loans net of government guarantees, and the allowance for loan losses were 0.36% and 1.44%, respectively, of outstanding loans. The increase in noninterest expense was mainly due to salary and benefit expense related to the addition of de-novo branches in Roseville (November 2003), Folsom (December 2003), and Turlock (April 2004), and regular salary increases.

As previously announced on March 11, 2004, the Board of Directors of TriCo Bancshares approved a two-for-one stock split of its common stock at its meeting held on March 11, 2004. The stock split was effected in the form of a stock dividend and provided each stockholder of record at the close of business on April 9, 2004 one additional share for every share of TriCo common stock held on that date. Shares resulting from the split were distributed on April 30, 2004. As of June 30, 2004, the Company had 15,640,000 common shares outstanding. All per share amounts for prior periods have been restated to reflect the stock split.

As of July 21, 2004, the Company had purchased 222,600 shares under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which leaves 277,400 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 28-year history in the banking industry. Tri Counties Bank operates 33 traditional branch locations and 13 in-store branch locations in 21 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 57 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.


                                                               TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                               (Dollars in thousands, except per share data)
                                                                             Three months ended
                                              -----------------------------------------------------------------------------
                                                 June 30,       March 31,     December 31,   September 30,     June 30,
                                                   2004            2004           2003            2003           2003
                                              -----------------------------------------------------------------------------
Statement of Income Data
      Interest income                                $ 20,628       $ 19,912        $ 20,354       $ 19,105       $ 18,161
      Interest expense                                  3,087          3,014           3,224          3,305          3,445
      Net interest income                              17,541         16,898          17,130         15,800         14,716
      Provision for loan losses                         1,300            650             800            150            150
      Noninterest income:
         Service charges and fees                       4,910          4,081           3,939          3,117          3,985
         Other income                                   2,032          1,674           1,814          2,089          2,569
      Total noninterest income                          6,942          5,755           5,753          5,206          6,554
      Noninterest expense:
         Salaries and benefits                          8,440          8,167           7,741          7,460          7,636
         Intangible amortization                          343            331             330            325            324
         Other expense                                  6,629          5,848           6,388          6,264          6,408
      Total noninterest expense                        15,412         14,346          14,459         14,049         14,368
      Income before taxes                               7,771          7,657           7,624          6,807          6,752
      Net income                                      $ 4,847        $ 4,777         $ 4,683        $ 4,338        $ 4,254
Share Data (1)
      Basic earnings per share                         $ 0.31         $ 0.31          $ 0.30         $ 0.28         $ 0.27
      Diluted earnings per share                         0.30           0.29            0.29           0.27           0.27
      Book value per common share                      $ 8.20           8.28            8.17           7.95           7.93
      Tangible book value per common share             $ 6.87         $ 6.92          $ 6.79         $ 6.55         $ 6.52
      Shares outstanding                           15,639,897     15,635,522      15,668,248     15,692,002     15,704,220
      Weighted average shares                      15,639,556     15,616,540      15,693,494     15,700,748     15,592,766
      Weighted average diluted shares              16,215,160     16,212,845      16,296,892     16,189,928     16,042,458
Credit Quality
      Non-performing loans, net of
          government agency guarantees                $ 3,886        $ 5,265         $ 4,394        $ 6,072       $ 20,539
      Other real estate owned                             628            924             932          1,545          1,551
      Loans charged-off                                   177            188             859            551          2,063
      Loans recovered                                   $ 110           $ 62           $ 372          $ 406          $ 147
      Allowance for loan losses to total loans          1.44%          1.44%           1.40%          1.45%          1.58%
      Allowance for loan losses to NPLs                  400%           272%            313%           222%            66%
      Allowance for loan losses to NPAs                  344%           231%            259%           177%            61%
Selected Financial Ratios
      Return on average total assets                    1.29%          1.33%           1.29%          1.25%          1.27%
      Return on average equity                         14.97%         14.80%          14.71%         14.09%         13.88%
      Average yield on loans                            6.82%          6.90%           7.17%          7.41%          7.34%
      Average yield on earning assets                   6.18%          6.30%           6.41%          6.32%          6.18%
      Average rate on earning liabilities               1.14%          1.18%           1.26%          1.36%          1.45%
      Net interest margin (fully tax-equivalent)        5.27%          5.35%           5.41%          5.24%          5.02%
      Total risk based capital ratio                    12.4%          11.5%           11.6%          11.7%          10.4%
      Tier 1 Capital ratio                              10.9%          10.3%           10.4%          10.6%           9.1%

(1) Share and per share data for all periods have been adjusted to reflect the 2-for-1 stock split announced March 11, 2004 payable on April 30, 2004 to shareholders of record on April 9, 2004.



                                                          TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                          (Dollars in thousands, except per share data)
                                                                        Three months ended
                                                  -------------------------------------------------------------------------
                                                     June 30,      March 31,    December 31,  September 30,    June 30,
                                                       2004          2004           2003           2003          2003
                                                  -------------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                           $ 65,512      $ 55,568       $ 80,603       $ 66,747      $ 65,051
      Fed funds sold                                           -             -            326          1,900         3,200
      Securities, available-for-sale                     309,163       312,657        316,436        350,941       354,040
      Loans
         Commercial loans                                146,262       131,759        142,252        152,477       147,746
         Consumer loans                                  357,901       334,221        319,029        297,186       237,704
         Real estate mortgage loans                      518,696       465,429        458,369        420,312       407,218
         Real estate construction loans                   55,605        62,656         61,591         60,066        59,622
      Total loans, gross                               1,078,464       994,065        981,241        930,041       852,290
      Allowance for loan losses                          (15,529)      (14,297)       (13,773)       (13,460)      (13,455)
      Premises and equipment                              18,996        19,288         19,521         19,787        19,830
      Cash value of life insurance                        39,844        39,412         38,980         38,644        34,633
      Intangible assets                                   20,931        21,274         21,604         21,992        22,189
      Other assets                                        27,792        22,476         23,817         24,611        23,124
      Total assets                                     1,545,173     1,450,443      1,468,755      1,441,203     1,360,902
         Noninterest bearing demand deposits             282,292       260,299        298,462        267,148       260,861
         Interest bearing demand deposits                224,552       222,986        220,875        211,219       204,538
         Savings deposits                                476,798       488,915        441,461        426,340       393,198
         Time certificates                               283,710       267,739        276,025        291,145       315,008
      Total deposits                                   1,267,352     1,239,939      1,236,823      1,195,852     1,173,605
      Fed funds purchased & repurchase agreements         66,000        16,300         39,500         55,700        17,400
      Other liabilities                                   19,397        21,194         20,966         21,312        22,425
      Other borrowings                                    22,866        22,877         22,887         22,894        22,905
      Junior subordinated debt                            41,238        20,619         20,619         20,619             -
      Total liabilities                                1,416,853     1,320,929      1,340,795      1,316,377     1,236,335
      Total shareholders' equity                         128,320       129,514        127,960        124,826       124,567
      Accumulated other
         comprehensive (loss) income                      (1,984)        2,426          1,814          1,223         3,433
      Average loans                                    1,029,425       970,793        951,669        876,068       801,493
      Average interest earning assets                  1,351,774     1,281,032      1,285,905      1,226,453     1,194,618
      Average total assets                             1,505,261     1,440,953      1,447,137      1,384,672     1,339,107
      Average deposits                                 1,252,472     1,231,704      1,216,223      1,185,059     1,146,211
      Average total equity                             $ 129,481     $ 129,133      $ 127,374      $ 123,168     $ 122,567
